                                                                    EXHIBIT 99.1


             TRICORD SYSTEMS REPORTS FIRST QUARTER FINANCIAL RESULTS

MINNEAPOLIS, MN - (APRIL 30, 2001) - Tricord Systems, Inc. (Nasdaq: TRCD) today announced financial results for the first quarter ended March 31, 2001. Net loss for the first quarter 2001, which included non-cash charges related to the accounting for Series E Convertible Preferred Stock, was $5.9 million, or $0.24 per common share, compared to a net loss of $2.2 million, or $0.11 per common share, for the first quarter of 2000 and $4.9 million, or $0.20 per common share, for the fourth quarter 2000.

Pro-forma net loss per common share, which excludes non-cash charges related to the accounting for Series E Preferred Stock, for the first quarter 2001 was $5.6 million, or $0.23 per share. These non-cash charges include a beneficial conversion charge of $0.2 million and $0.1 million representing the accrual of the 4.75% annual premium on the Series E Preferred Stock. Charges for both of these items will continue to be incurred while the Series E Preferred Stock is outstanding.

Total operating expenses for first quarter 2001 were $6.0 million, an increase of $0.7 million from fourth quarter 2000. This increase is due primarily to headcount additions and increased expenditures related to sales and marketing efforts of the Company to increase market awareness and develop demand for its initial Lunar Flare(TM) Network-Attached Storage (NAS) server appliance and Illumina(TM) aggregation software.

Net cash used by the Company, excluding financing activities, during the first quarter 2001 was $6.8 million compared to $4.6 million in fourth quarter 2000. As previously announced in February, the Company completed a private placement of $25.0 million in Series E Convertible Preferred Stock resulting in net proceeds to the Company of $23.4 million. Cash on hand at March 31, 2001 was $33.5 million.

"During the first quarter, we made significant progress on all fronts, including the continued development and testing of Lunar Flare NAS," stated Joan Wrabetz, president and chief executive officer of Tricord Systems. "We have worked hard preparing for delivery of our initial Lunar Flare NAS server appliance, including the build-out of our infrastructure to market, sell and deliver the product. Over the last 30 days, we have continued this progress, announcing the signing of initial channel partners and recent delivery of product in limited availability. We are very excited about the prospects for Lunar Flare NAS and the strong value proposition we are bringing to the marketplace."

FUTURE EXPECTATIONS

Tricord continues to anticipate 2001 annual revenues in the range of $10 to $15 million. The Company also currently anticipates that 5-10% of annual revenues will be generated in the second quarter 2001. The Company also expects operating expenses to continue to increase, particularly sales and marketing expenses, as part of its strategy to aggressively market its Lunar Flare server appliances.


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CONFERENCE CALL

Tricord will host a conference call on Monday, April 30, 2001, at 4:45 p.m., EDT (3:45 p.m., CDT) to discuss first quarter financial results. A live broadcast of the conference call may be heard by dialing 888-434-1242 or via the Company's web site at www.tricord.com. A replay of the call will be made available starting at 5:45 PM CDT on April 30, 2001 through 5:45 PM CDT on May 4, 2001 and can be accessed by dialing 800-633-8284, reservation number 18629315. A replay of the conference call will also be made available at www.tricord.com.

ABOUT TRICORD SYSTEMS

Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching. Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company, including the Company's expectations regarding market acceptance of its products, revenues and operating expenses. There is no guarantee or assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results include, without limitation, the ability of the Company to develop and release commercially its server appliance products in a timely manner, delays in the market acceptance of the Company's products due to software errors or other factors, the ability to generate revenues at a level that meets expectations, the ability to successfully establish and maintain a competitive position in the server appliance market, the ability to respond to changes in technology and industry standards, the ability to enter into partner relationships or otherwise develop distribution capabilities, the ability to protect and enforce its intellectual property rights, the ability to hire and retain required personnel, the ability to raise additional capital if required, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

                                      # # #


FOR MORE INFORMATION, PLEASE CONTACT:

Brad Schumacher, 763-551-6402, Investor Relations
Liz Hersey, 763-551-6609, Press Relations


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                               TRICORD SYSTEMS, INC.
                             STATEMENTS OF OPERATIONS


                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                         ---------------------------
                                                                                            2001             2000
                                                                                         -----------     -----------
(In thousands, except per share data)                                                    (unaudited)     (unaudited)
 Operating expenses:
      Research and development (1)                                                         $ 2,883           1,240
      Sales and marketing (1)                                                                2,245             375
      General and administrative (1)                                                           844             654
                                                                                           -------          ------
                                                                                             5,972           2,269
                                                                                           -------          ------

 Operating loss                                                                             (5,972)         (2,269)
                                                                                           -------          ------

 Other income (expense):
 Interest, net                                                                                 323              34
 Other, net                                                                                      1              (2)
                                                                                           -------          ------
                                                                                               324              32
                                                                                           -------          ------

 Loss from continuing operations                                                            (5,648)         (2,237)
                                                                                           -------          ------

 Gain on disposal of discontinued operations                                                    --              44
                                                                                           -------          ------

 Net loss                                                                                   (5,648)         (2,193)
                                                                                           -------          ------

 Beneficial conversion charge, Series E Preferred Stock                                       (167)             --
 Premium on Series E Preferred Stock                                                           (99)             --
                                                                                           -------          ------

 Net loss applicable to common shares                                                      $(5,914)         (2,193)
                                                                                           =======          ======

 Net loss per common share from continuing operations -
     basic and diluted                                                                     $ (0.24)          (0.11)
                                                                                           =======          ======

 Net loss per common share - basic and diluted (2)                                         $ (0.24)          (0.11)
                                                                                           =======          ======

 Weighted average common shares outstanding -
     basic and diluted                                                                      24,326          20,373
                                                                                           =======          ======

(1)  Includes non-cash, stock-based compensation expense as follows:
      Research and development                                                             $   109             393
      Sales and marketing                                                                       12             109
      General and administrative                                                                30             281
                                                                                           -------          ------
                                                                                           $   151             783
                                                                                           =======          ======
      Net loss per share                                                                   $ (0.01)          (0.04)
                                                                                           =======          ======

(2)  Pro forma net loss per common share before beneficial conversion charge and premium on Series E Preferred
     Stock                                                                                 $ (0.23)          (0.11)
                                                                                           =======          ======



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                              TRICORD SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS


                                             ASSETS

                                                            March 31,                   December 31,
                                                              2001                          2000
                                                          -----------                   ------------
(In thousands)                                            (unaudited)
Current assets:
     Cash and cash equivalents                             $  33,466                       16,825
     Inventories                                                 506                           --
     Other current assets                                        139                          194
                                                           ---------                      -------
        Total current assets                                  34,111                       17,019

Equipment and improvements, net                                3,723                        3,114
                                                           ---------                      -------

     Total Assets                                          $  37,834                       20,133
                                                           =========                      =======



                              LIABILITIES AND STOCKHOLDERS' EQUITY


Total current liabilities                                  $   2,419                        2,709
                                                           ---------                      -------

Capital lease obligation                                         150                          112

Convertible, redeemable preferred stock                        9,318                           --

Stockholders' equity:
     Common stock                                                244                          243
     Additional paid-in capital                              129,803                      115,704
     Unearned compensation                                      (968)                      (1,151)
     Accumulated deficit                                    (103,132)                     (97,484)
                                                           ---------                      -------
        Total stockholders' equity                            25,947                       17,312
                                                           ---------                      -------

     Total Liabilities and Stockholders' Equity            $  37,834                       20,133
                                                           =========                      =======